PERFORMANCE SHARE AGREEMENT This PERFORMANCE SHARE AGREEMENT (this “Agreement”), dated as of [ADD DATE] (the “Grant Date”), is between ZEBRA TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), and %%FIRST_NAME%-% %%LAST_NAME%-% (the “Participant”). This Agreement evidences an Award being granted to the Participant under the Zebra Technologies Corporation 2018 Long-Term Incentive Plan, as amended (the “Plan”) in the form of Performance Shares (as defined in Section 2.29 of the Plan). Capitalized terms used in this Agreement without definitions shall have the meanings ascribed to such terms in the Plan. 1. Grant of Performance Shares. (a) Grant. Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Company hereby grants to the Participant as of the Grant Date %%TOTAL_UNITS_GRANTED,’999,999,999’%-% Performance Shares (the “Target Number of Performance Shares”). Zero percent (0%) to two hundred percent (200%) of the Target Number of Performance Shares may be earned based on the Company’s results in accordance with Exhibit A. This Agreement shall be null and void unless the Participant accepts this Agreement through the Company’s electronic delivery and acceptance process operated by Merrill not later than %%GRANT ACCEPTANCE DATE%%. (b) Non-transferability. Except as otherwise permitted under the Plan or this Agreement, the Performance Shares granted hereunder shall be non-transferable by the Participant during the Vesting Period set forth under Section 2 of this Agreement. 2. Vesting. (a) Vesting Period. Subject to Section 2(b) below, the percentage of Target Number of Performance Shares that have been earned in accordance with Exhibit A shall become vested and non-forfeitable on the third anniversary of the Grant Date (the “Vesting Period”), provided that the Participant is then employed by the Company or one of its Subsidiaries. (b) Additional Rules for Early Employment Termination. Notwithstanding Section 2(a), the Performance Shares shall be subject to the following additional rules in the following circumstances: (i) Death or Disability. If the Participant terminates employment with the Company and/or any Subsidiary due to death or Disability prior to the last day of the Vesting Period, the number of Performance Shares that becomes payable under Section 3 is determined as follows: A. If the Participant terminates employment with the Company due to death or a Disability that also qualifies as a “disability” within the meaning of Treas. Reg. Section 1.409A-3(i)(4) (a “Section 409A Disability”), and such employment termination occurs on or prior to December 31, 2026, then the number of earned and vested Performance Shares equals the greater of (x) the product of (1) the Target Number of Performance Shares multiplied by (2) the earned percentage as reported by the Company (determined in accordance with Exhibit A) on its

2 financial statements when determining compensation expense under Generally Accepted Accounting Principles with respect to the Company’s performance over the Three-Year Performance Period (as defined in Exhibit A) as of the most recent quarter end prior to the effective date of the Participant’s termination of employment, or (y) the sum of the number of Performance Shares banked pursuant to Exhibit A as of the effective date of the Participant’s termination of employment. However, if the Participant terminates employment with the Company and its Subsidiaries due to death or a Section 409A Disability, and such employment termination occurs after December 31, 2026 and on or prior to the third anniversary of the Grant Date, then the number of earned and vested Performance Shares shall be as determined in accordance with Exhibit A, but in no event will be less than the sum of the number of Performance Shares banked as of December 31, 2026 with respect to any then completed Annual Performance Years pursuant to Exhibit A. B. If the Participant terminates employment with the Company or one of its Subsidiaries due to a Disability that is not a Section 409A Disability, then the number of earned and vested Performance Shares shall be as determined after the end of the Vesting Period in accordance with Exhibit A, but in no event will be less than the sum of the number of Performance Shares banked with respect to any then completed Annual Performance Years pursuant to Exhibit A. For purposes of this Agreement, “Disability” has the meaning set forth in the employment agreement, if any, between the Company and/or any Subsidiary and the Participant or, if the Participant is not a party to such an agreement, “Disability” has the meaning ascribed to such term in the Plan. (ii) Retirement. In the event of the Participant’s Retirement prior to last day of the Vesting Period, a pro rata share of the Performance Shares shall become vested at the end of the Vesting Period. The pro rata share equals the product of (x) a fraction, the numerator of which is the number of days from but excluding the Grant Date and to and including the effective date of the Participant’s Retirement, and the denominator of which is 1,095 (but in no event can the fraction exceed 1.0), multiplied by the greater of (y) the Target Number of Performance Shares that is earned based on the Company’s results during the Three-Year Performance Period as determined under Exhibit A and (z) the number of Performance Shares banked based on the Company’s results during each completed Annual Performance Year pursuant to Exhibit A. For purposes of this Agreement, “Retire” and “Retirement” means the Participant’s termination of employment with the Company and/or any Subsidiary that meets or exceeds the Rule of 65; provided, however that continued vesting under this Section 2(b)(ii) shall not apply if grounds to terminate the Participant’s employment for Cause existed at the time of termination (as determined by the Company in its sole discretion) either at the time of or following the Participant’s termination of employment. The “Rule of 65” means the sum of the Participant’s age and years of continuous service with the Company (including its predecessors) equals or exceeds sixty-five (65), provided that the Participant must meet both a minimum age of fifty-five (55) and a minimum of five (5) years of continuous

3 service. Only full years of age and completed months of service shall be counted towards meeting the Rule of 65. (iii) Termination by the Company or any Subsidiary other than for Cause. In the event the Participant’s employment with the Company and/or any Subsidiary is terminated by the Company and/or any Subsidiary other than for Cause prior to meeting the Rule of 65 set forth in Section 2(b)(ii) above and prior to the last day of the Vesting Period the number of Performance Shares that becomes payable under Section 3 shall be as determined under Section 2(b)(ii) above, subject to, at the Company’s discretion, the Participant’s delivery and the effectiveness of a general release of all claims that Participant may have against the Company and/or any Subsidiary or persons affiliated with the Company and/or any Subsidiary in the form prescribed at the Company. For purposes of this Agreement, “Cause” has the meaning set forth in the employment agreement, if any, between the Company and/or any Subsidiary and the Participant or, if the Participant is not a party to such an agreement, “Cause” has the meaning, as determined by the Company in its sole discretion, set forth in the Plan. (iv) Termination for Cause; Other Termination of Employment. In the event the Participant’s employment with the Company and/or any Subsidiary is terminated for any reason other than as provided in Section 2(b)(i), (ii) or (iii), including for Cause, any unvested Performance Shares as of the effective date of the Participant’s termination of employment shall immediately be forfeited without the requirement of any action by the Company. (v) Participants Outside the United States. For purposes of this Agreement, if the Participant is employed or providing services outside the United States, the date the Participant’s employment with the Company and/or any Subsidiary is terminated shall mean the date the Participant is no longer actively providing services to Company or the Subsidiary employing the Participant (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction in which the Participant is employed or providing services or the terms of the Participant’s employment agreement, if any) and, unless otherwise expressly provided in this Agreement or by the Company, the Participant’s right to vest in the Performance Shares under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction in which the Participant is employed or providing service or the terms of the Participant’s employment agreement, if any). The Company shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of this Section 2(b)(v) (including whether the Participant may still be considered to be providing services while on a leave of absence). (vi) Breach of Restrictive Covenants. Notwithstanding anything to the contrary in this Section 2(b), if the Participant at any time breaches any of the Restrictive Covenants (as defined in Section 6), including after employment termination, then the Performance Shares, whether previously vested or not, shall immediately be forfeited.

4 3. Settlement; Issuance of Shares. (a) No Share shall be issued to the Participant with respect to a Performance Share under this Agreement until it has become earned and vested under Section 2 above. For purposes of this Agreement, “Share” means a share of the Company’s Class A Common Stock, US $0.01 par value per share. (i) If Performance Shares become earned and vested under Section 2(a), the Company shall issue a Share with respect to each such Performance Share within ninety (90) days after the end of the Vesting Period. (ii) If a Participant terminates employment before the end of the Vesting Period and becomes entitled to accelerated vesting of Performance Shares under Section 2(b)(i)(A) due to death or a Disability that also qualifies as a Section 409A Disability, then the Company shall issue a Share with respect to each such Performance Share within ninety (90) days after such termination of employment. If Performance Shares vest under Section 2(a)(i)(B) due to a Disability that is not a Section 409A Disability, then the Company shall issue Shares with respect to each such Performance Share as provided Section 2(a)(i) above. (iii) If a Participant terminates employment under the circumstances described under either Section 2(b)(ii) or Section 2(b)(iii) other than during the twelve (12)-month period beginning on a Section 409A CIC as described in Section 3(a)(iv) below, then the Company shall issue a Share with respect to each such Performance Share on or within ninety (90) days after the end of the Vesting Period. (iv) Notwithstanding anything to the contrary in this Section 3(a), in the event that there is a Change in Control described in Section 9.8(a) of the Plan that is also a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” within the meaning of Treas. Reg. Section 1.409A-3(i)(5) (a “Section 409A CIC”), and the Participant terminates employment with vested Performance Shares on or during the twelve (12) months after a Section 409A CIC, then the Company shall issue a Share with respect to each vested Performance Share then held by such Participant on or within ninety (90) days after such termination of employment. Issuance of Shares under vested Performance Shares shall in all events be subject to accelerated payment under Section 5(b) below and the requirements under Section 8 below. All earned and vested Performance Shares shall be settled solely with Shares, and not cash, notwithstanding anything to the contrary in the Plan. The Company will not deliver any fractional Share.

5 (b) When Shares are delivered, the Company shall make a cash payment equal to the aggregate amount of cash dividends and other cash distributions that the Company would have paid to the Participant during the Vesting Period in respect of the Shares that are being delivered under this Section 3 had such Shares been issued to the Participant on the Grant Date, without interest. To the extent that the Performance Shares are forfeited prior to vesting, the right to receive such cash payments under this Section 3 shall also be forfeited. (c) Notwithstanding the foregoing, if the Participant is a resident or employed outside of the United Sates, the Company, in its sole discretion, may settle the Performance Shares in the form of a cash payment to the extent settlement in Shares: (i) is prohibited under applicable law; (ii) would require the Participant, the Company or any Subsidiary to obtain the approval of any governmental and/or regulatory body in the Participant’s country; (iii) would result in adverse tax consequences for the Participant, the Company or a Subsidiary; or (iv) is administratively burdensome. Alternatively, the Company, in its sole discretion, may settle the Performance Shares in the form of Shares but require the Participant to sell such Shares immediately or within a specified period following the Participant’s termination of employment (in which case, this Agreement shall give the Company authority to issue sales instructions on the Participant’s behalf). 4. Payment of Taxes. Notwithstanding any other provision of this Agreement: (a) The provisions of Section 9.10 of the Plan are incorporated herein by reference and made a part hereof. The Participant acknowledges that he or she may be required to pay to the Company or, if different, the Subsidiary that employs the Participant (the “Employer”), and that the Company, the Employer, or any Subsidiary shall have the right and are hereby authorized to withhold from any compensation or other amount owing to the Participant, applicable income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (including taxes that are imposed on the Company or the Employer as a result of the Participant’s participation in the Plan but are deemed by the Company or the Employer to be an appropriate charge to the Participant) (collectively, “Tax-Related Items”), with respect to any issuance, transfer, or other taxable event under this Agreement or under the Plan and to take such action as may be necessary in the opinion of the Company and/or the Employer to satisfy all obligations for the payment of such Tax-Related Items. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Shares, including, but not limited to the grant, vesting and/or settlement of the Performance Shares and the subsequent sale of Shares acquired upon settlement of the vested Performance Shares; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Shares to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve a particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. (b) The Company and/or the Employer shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under the Performance Shares in satisfaction of any applicable withholding tax obligations, unless the Chief People Officer permits the Participant to elect to satisfy such obligations by (i) cash, wire transfer of immediately available funds or check; or (ii)

6 if approved by the Committee, by delivery of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company and/or the Employer with respect to Shares then issuable upon vesting of the Performance Shares, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company and/or the Employer in satisfaction of the aggregate applicable withholding tax obligations; provided that payment of such proceeds is then made to the Company and/or the Employer upon settlement of such sale in satisfaction of the applicable withholding tax obligations, the number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a Fair Market Value on the date of withholding no greater than the aggregate amount of such obligations based on the minimum individual statutory withholding rates in the Participant’s applicable jurisdictions for U.S. federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. Notwithstanding the foregoing, the Participant authorizes the Company and/or the Employer to satisfy the applicable withholding tax obligations from proceeds of the sale of Shares issuable under the Performance Shares through a mandatory sale arranged by the Company and/or the Employer (on the Participant’s behalf pursuant to this authorization). If the obligation for Tax-Related Items is satisfied by withholding in Shares, the Participant is deemed to have been issued the full number of Shares subject to the vested Performance Shares, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Participant acknowledges that, regardless of any action taken by the Company, the Employer, or any Subsidiary the ultimate liability for all Tax-Related Items, is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. (c) Notwithstanding any other provision of this Agreement, the Company and/or the Employer shall not be obligated to deliver any certificate representing Shares issuable with respect to the Performance Shares to, or to cause any such Shares to be held in book-entry form by, the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid the Tax-Related Items resulting from the grant, vesting or settlement of the Performance Shares or any other taxable event related to the Performance Shares. 5. Change in Control. The following provisions shall apply in the event of a Change in Control notwithstanding any provision to the contrary in Section 2 or Section 3 of this Agreement, and in all events subject to the restrictions in Section 8 below. (a) If the Company or its successor terminates the Participant’s employment other than for Cause or the Participant resigns for Good Reason on or within twelve (12) months after certain Change in Control transactions under the circumstances set forth in Section 9.8(a) of the Plan, as in effect on the date hereof, then a pro rata share of the Performance Shares shall become fully and immediately vested on the effective date of the Participant’s termination of employment. The pro rata share equals the greater of 100% of the Target Number of Performance Shares or the percentage of the Target Number of Performance Shares earned based on actual performance under Exhibit A as of the time of the Change in Control as determined by the Committee. For purposes of this Agreement, “Good Reason” has the meaning set forth in the employment agreement, if any, between the Company and/or any Subsidiary and the Participant or, if the Participant is not a party to such an agreement, “Good Reason” has the meaning set forth in the Plan. The vesting rules

7 under this Section 5(a), and not Section 2(b)(ii) or Section 2(b)(iii), shall apply in the event that a Participant has met the Rule of 65 at the time of any such termination of employment. (b) The Target Number of Performance Shares or, if greater, the percentage of the Target Number of Performance Shares earned based on actual performance under Exhibit A as of the time of the Change in Control, as determined by the Committee, shall become immediately vested if this Award is terminated on or after certain Change in Control transactions under the circumstances set forth in Section 9.8(b) of the Plan, as in effect on the date hereof. In the event that any Change in Control described in Section 9.8(b) is also a Section 409A CIC, payment with respect to any vested Performance Shares under this Section 5(b) shall be made within ten (10) days after any such Change in Control. A Change in Control described under this Section 5(b) that does not qualify for accelerated payment under the immediately preceding sentence shall be payable at the same time as is applicable to employees who continue employment with the Company or its Subsidiaries as described in Section 2(a) above. 6. Confidentiality, Non-Solicitation and Non-Compete. The Participant agrees, understands, and acknowledges that by executing this Agreement, the Participant shall be bound by, and shall abide by the restrictive covenants set forth in Appendix A of this Agreement (the “Restrictive Covenants”). The Participant further agrees, understands and acknowledges that the scope and duration of the Restrictive Covenants contained in this Agreement are reasonable and necessary to protect a legitimate, protectable interest of the Company and its Subsidiaries, and that the Company, in its sole discretion, may require the Participant, as a condition to lapsing any restrictions on the Performance Shares, to acknowledge in writing that the Participant has not engaged, and is not in the process of engaging, in any of the activities described in this Section 6. Notwithstanding the foregoing, this Section 6 only applies to the extent permissible by applicable law or regulation. For Participants in the U.S., please refer to Exhibit 1 to Appendix A for further details. 7. Right of Setoff; Recoupment. (a) Right of Setoff. The Company or any Subsidiary may, to the extent permitted by applicable law and which would not trigger tax under Section 409A of the Code, deduct from and set off against any amounts the Company or Subsidiary may owe to the Participant from time to time, including amounts payable in connection with this Agreement, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company or a Subsidiary, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Performance Shares granted hereunder, the Participant agrees to any deduction or setoff under this Section 7(a). (b) Termination of this Agreement; Recoupment. The Agreement shall terminate automatically and be subject to clawback and recoupment on the date the Participant violates a Restrictive Covenant or commits an act of theft, embezzlement of funds or fraud involving money or property of the Company or any Subsidiary. Any outstanding Performance Shares, whether vested or unvested, shall terminate automatically as of the date of such violation of a Restrictive Covenant or commission of an act of theft, embezzlement or fraud and the Participant shall forfeit

8 such Performance Shares. With respect to any Performance Shares that vested within the one (1)- year period prior to the date of such violation of any Restrictive Covenant or commission of an act of theft, embezzlement or fraud, the Participant shall pay the Company, within forty-five (45) calendar days of receipt by the Participant of a written demand therefor, or pursuant to such other time frame as the Company, in its sole discretion, agrees to in writing with the Participant, an amount in cash determined by multiplying the number of such Performance Shares by the Fair Market Value of a Share on the date of such vesting. (c) Injunctive Action. The Participant acknowledges that if he or she violates the terms of Sections 6 or 7, the injury that would be suffered by the Company and/or a Subsidiary as a result of a breach of the provisions of this Agreement (including any Restrictive Covenant described in Section 6 or provision of Section 7(b)) would be irreparable and that an award of monetary damages to the Company and/or a Subsidiary for such a breach would be an inadequate remedy. Consequently, the Company and/or a Subsidiary will have the right, in addition to any other rights it may have, including the right to forfeiture and clawback under this Agreement, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Company and/or a Subsidiary will not be obligated to post bond or other security in seeking such relief. Without limiting the Company’s or Subsidiary’s rights under this Section 7 or any other remedies of the Company or a Subsidiary, if the Participant breaches any Restrictive Covenant described in Section 6 or the provisions of Section 7(b), the Company will have the right to cancel this Agreement. (d) Attorneys’ Fees. In addition to the rights available to the Company and its Subsidiaries under Sections 7(b) and (c), if the Participant violates the terms of Sections 6 or 7 at any time, the Company shall be entitled to reimbursement from the Participant of any fees and expenses (including attorneys’ fees) incurred by or on behalf of the Company or any Subsidiary in enforcing the Company’s or a Subsidiary’s rights under this Section 7. In addition to any injunctive relief sought under Section 7(c) and whether or not the Company or any Subsidiary elects to make any set-off in whole or in part, if the Company or any Subsidiary does not recover by means of set-off the full amount the Participant owes to the Company or any Subsidiary, calculated as set forth in this Section 7(d), the Participant agrees to immediately pay the unpaid balance to the Company or any Subsidiary. (e) Clawback Policy; Recoupment. Notwithstanding any other provision of this Agreement to the contrary, any Performance Shares granted under this Agreement (including any amounts or benefits arising from or Shares issued with respect to such Performance Shares) shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Clawback Policy, Accounting Restatement Clawback Policy, or any other clawback policy implemented by the Company, as each may be amended from time to time (the “Policies”). The Participant agrees and consents to the Company’s application, implementation and enforcement of (i) the Policies or any similar policy established by the Company that may apply to the Participant and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policies, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. The Company’s rights under the Policies shall be in addition to, and not in substitution of, the Company’s rights under this Agreement or otherwise and, in all events, the

9 terms of the Policies shall prevail to the extent that the terms of the Policies conflict with this Agreement or any other plan, program, agreement or arrangement. 8. Section 409A of the Code. (a) It is intended that this Agreement shall comply with Section 409A of the Code and any regulations and guidelines issued thereunder (collectively, “Section 409A”) to the extent this Agreement is subject thereto. This Agreement shall be interpreted on a basis consistent with such intent. (b) If any payments or benefits provided to the Participant under this Agreement are non-qualified deferred compensation subject to, and not exempt from, Section 409A, the following provisions shall apply to such payments and/or benefits: (i) For payments and benefits triggered by termination of employment, reference to the Participant’s “termination of employment” (and corollary terms) shall be construed to refer to the Participant’s “separation from service” (with such phrase determined under Treas. Reg. Section 1.409A-1(h), as uniformly applied by the Company) in tandem with the termination of employment. (ii) If a Participant has a “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) and is deemed at that time to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-l(i)), any payment in settlement of a Performance Share that is triggered by such separation from service shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of “separation from service” and (ii) the date of the Participant’s death as required to comply with Section 409A(a)(2)(B) of the Code. Any other payments shall be paid in accordance with the normal payment dates specified herein. Any settlement that is not triggered by a separation from service shall be unaffected by the six (6)-month delay rule. (iii) Each Performance Share shall be treated as a separate payment for purposes of Section 409A of the Code. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company. (i) Except as specifically permitted in this Agreement, no acceleration of the time or schedule of any payment may be made hereunder. Notwithstanding the foregoing, payments may be accelerated hereunder (without any direct or indirect election on the part of the Participant), in accordance with the provisions of Treas. Reg. Section 1.409A-3(j)(4), including to pay employment-related taxes under Section 4 due to the vesting of Performance Shares. (iv) Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment of deferred compensation be subject to offset by any other amount unless otherwise permitted by Section 409A. (c) If an amendment of this Agreement is necessary in order for it to comply with Section 409A, the Participant and the Company agree to negotiate in good faith to amend this

10 Agreement in a manner that preserves the original intent of the parties to the extent reasonably possible. No action or failure by the Company in good faith to act, pursuant to this Section 8, shall subject the Company to any claim, liability, or expense, and the Company shall not have any obligation to indemnify or otherwise protect the Participant from the obligation to pay any taxes pursuant to Section 409A. The Company does not make any representations as to the personal income tax treatment of any payments or other benefits provided to the Participant. 9. Nature of Grant. In accepting the grant of the Performance Shares, the Participant acknowledges, understands and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of the Performance Shares is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of an award, or benefits in lieu of an award, even if Performance Shares have been granted in the past; (c) all decisions with respect to future grants of Performance Shares or other grants, if any, will be at the sole discretion of the Company; (d) the Participant is voluntarily participating in the Plan; (e) the Performance Shares and the Shares subject to the Performance Shares, and the income from and value of same, are not intended to replace any pension rights or compensation; (f) the Performance Shares and the Shares subject to the Performance Shares, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments; (g) unless otherwise agreed with the Company in writing, the Performance Shares and the Shares subject to the Performance Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary; (h) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty; (i) no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Shares resulting from the termination of the Participant’s employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); and (j) neither the Company nor the Employer shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect

11 the value of the Performance Shares or of any amounts due to the Participant pursuant to the settlement of Performance Shares or the subsequent sale of any Shares acquired upon settlement. 10. Miscellaneous Provisions. (a) No Service or Employment Rights. No provision of this Agreement or of the Performance Shares granted hereunder shall give the Participant any right to continue in the service or employ of the Company or any Subsidiary, create any inference as to the length of employment or service of the Participant, affect the right of the Company or any Subsidiary to terminate the employment or service of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any Subsidiary. (b) Plan Document Governs. The Performance Shares are granted pursuant to the Plan, and the Performance Shares and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan. The Participant hereby acknowledges receipt of a copy of the Plan. (c) Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and procedures as the Compensation and Culture Committee of the Company’s Board of Directors (the “Committee”) may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. (d) Use of Personal Data. By accepting or executing this Agreement, the Participant acknowledges and agrees to the collection, use, processing and transfer of certain personal data, including his or her name, salary, nationality, job title, position and details of all past Awards and current Awards outstanding under the Plan (“Data”), for the purpose of managing and administering the Plan. The Participant is not obliged to consent to such collection, use, processing and transfer of personal data, but a refusal to provide such consent may affect his or her ability to participate in the Plan. The Company, or its Subsidiaries, may transfer Data among themselves or to third parties as necessary for the purpose of implementation, administration and management of the Plan. These various recipients of Data may be located elsewhere throughout the world. The Participant authorizes these various recipients of Data to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan. The Participant may, at any time, review Data with respect to the Participant and require any necessary amendments to such Data. The Participant may withdraw his or her consent to use Data herein by notifying the Company in writing; however, the Participant understands that by withdrawing his or her consent to use Data, the Participant may affect his or her ability to participate in the Plan. (e) Severability. If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction then that provision is to be construed either by modifying it to

12 the minimum extent necessary to make it enforceable (if permitted by law) or disregarding it (if not), and that shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement, or the validity or enforceability in other jurisdictions of that or any other provision of this Agreement. (f) Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time. (g) Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Chief Legal Officer, General Counsel & Corporate Secretary of the Company, at its then corporate headquarters, and the Participant at the Participant’s address (including any electronic mail address) as shown on the Company’s records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time. The Participant hereby consents to electronic delivery of any notices that may be made hereunder. (h) Acknowledgments. The Participant acknowledges that the Participant has been provided 14 calendars days within which to consider this Agreement. If the Participant elects not to take the entire 14 calendar days to consider this Agreement, the Participant has done so voluntarily. The Participant further acknowledges that the Participant was advised in writing that the Participant has the right to consult with an attorney before signing this Agreement. (i) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument. (j) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors and no consent is required from the Participant for such assignment. (k) Securities Matters. Subject to Section 409A, the Company shall not be required to deliver any Shares until the requirements of any U.S. federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied. (l) Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Performance Shares and on any Shares acquired under the Plan, to the extent the Company determines, in its sole discretion, it is necessary or advisable to comply with local law, rules and regulations or to facilitate the operation and administration of the Performance Shares and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

13 (m) Cooperation; Repatriation and Compliance Obligations. The Participant agrees to cooperate with the Company and the Employer in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement. Further, the Participant agrees to repatriate all payments attributable to the Performance Shares in accordance with local foreign exchange rules and regulations in Participant’s country of residence (and country of employment, if different). In addition, the Participant agrees to take any and all actions, and consents to any and all actions taken by the Employer, the Company and its Subsidiaries as may be required to allow the Employer, the Company and its Subsidiaries to comply with applicable law in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions that may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). (n) Non-U.S. Addendum. Notwithstanding any provisions in this Agreement to the contrary and to the extent applicable, the Performance Shares shall be subject to any special terms and conditions set forth in Appendix B, the Non-U.S. Addendum to this Agreement, for the Participant’s country of residence (and country of employment or service, if different). Moreover, if the Participant relocates to another country, any special terms and conditions for such country will apply to the Participant, to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). The Non-U.S. Addendum in Appendix B constitutes part of this Agreement. (o) English Language. The Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable the Participant to understand the provisions of this Agreement and the Plan. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. (p) Electronic Delivery and Acceptance. The Company, in its sole discretion, may decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. (q) Change in Position. If the Company and/or its Subsidiaries changes the Participant’s position or title with the Company and its Subsidiaries, or transfers the Participant from one affiliate to another, this Agreement and my obligations hereunder will remain in force. (r) Protection for Affiliates and Subsidiaries. This Agreement is intended to benefit the Company and its Subsidiaries and affiliates for which Participant performs services, for which Participant has customer contact or about which Participant receives Confidential Information. Therefore, the Company, any of its Subsidiaries or affiliates that may be adversely affected by a breach may enforce this Agreement regardless of which entity actually employs me at the time.

14 (s) Governing Law. This Agreement and the Performance Shares granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the U.S. State of Delaware, without giving effect to provisions thereof regarding conflict of laws. (t) Entire Agreement. This Agreement, together with the Plan, constitutes the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction. (u) Amendment. Any amendment to this Agreement shall be in writing and signed by an executive officer of the Company or the VP, Rewards. (v) Headings and Construction. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. (w) No Vested Right in Future Awards. The Participant acknowledges and agrees (by accepting or executing this Agreement) that the granting of Performance Shares under this Agreement is made on a fully discretionary basis by the Company and that this Agreement does not lead to a vested right to further Performance Shares or other awards in the future IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has electronically accepted this Agreement through the Company’s electronic delivery and acceptance process operated by Merrill as of the day and year first above written. ZEBRA TECHNOLOGIES CORPORATION By: Name: Title:

15 Exhibit A [Confidential/Proprietary Information Removed]

Appendix A Restrictive Covenants The Participant is or will be employed by the Company or one of its Subsidiaries and is receiving an equity award under the terms of this Agreement. The Participant understands that during the Participant’s employment with the Company and its Subsidiaries, the Participant will have access to the Company’s and its Subsidiaries’ confidential information and key business relationships. The Participant agrees, therefore, that the following restrictions are reasonable and necessary to protect the interests of the Company and its Subsidiaries: 1. Protection of Confidential Information. (a) Definition of Confidential Information. The term “Confidential Information” means any information about the Company’s and its Subsidiaries’ business or its employees that is not generally known to the public. Examples of Confidential Information include, but are not limited to, information about: customers, vendors, pricing and costs, business strategies and plans, financial data, technology, and businesses methods or processes used or considered by the Company and/or its Subsidiaries. (b) Nondisclosure and Prohibition against Misuse. During the Participant’s employment, the Participant will not use or disclose any Confidential Information, without the Company’s prior written permission, for any purpose other than performance of the Participant’s duties for the Company and its Subsidiaries. (c) Non-Disclosure and Return of Property Upon Termination. After termination of the Participant’s employment, the Participant will not use or disclose any Confidential Information for any purpose. Immediately upon the Participant’s termination, the Participant will return any Confidential Information in the Participant’s possession to the Company. If the Participant has Confidential Information that has been saved or transferred to any device not owned by the Company and/or its Subsidiaries, the Participant will immediately notify the Company, and make such device available to the Company so that it may remove any Confidential Information from the device. 2. Protection of Company Interests. (a) Definitions. (i) “Competing Products” means products or services sold by the Company and/or its Subsidiaries, or any prospective product or service the Company and/or its Subsidiaries took steps to develop, upon which Participant worked or about which Participant is knowledgeable, during the twenty-four (24) months preceding the termination of the Participant’s employment; (ii) “Restricted Territory” means the geographic territory in which the Participant performs services on behalf of the Company and/or its Subsidiaries during the twenty-four (24) months preceding the termination of the Participant’s employment.

(b) Non-Competition. During the Participant’s employment and for twelve (12) months after termination of the Participant’s employment, the Participant’ will not directly or indirectly, on behalf of the Participant or in conjunction with any other person or entity: (i) own any business (other than less than three percent (3%) ownership in a publicly traded company) that sells Competing Products in the Restricted Territory; (ii) work in the Restricted Territory for any person or entity that sells Competing Products, in any role: (1) that is similar to any position the Participant held with the Company and its Subsidiaries during the twenty-four (24) months preceding the termination of the Participant’s employment, or (2) that may cause the Participant to inevitably rely upon or disclose the Company’s and/or its Subsidiaries’ Confidential Information. (c) Non-Solicitation of Customers and Employees. During the Participant’s employment and for twelve (12) months after termination of the Participant’s employment, the Participant will not directly or indirectly, on behalf of the Participant or in conjunction with any other person or entity: (i) solicit or accept business from any customer or prospective customer of the Company and/or its Subsidiaries with whom the Participant had contact during the last twenty-four (24) months of the Participant’s employment or about whom the Participant had any Confidential Information, if the products or services that customer intends to purchase are similar to products or services offered by the Company and/or its Subsidiaries; (ii) solicit or hire any employee or independent contractor of the Company and/or its Subsidiaries, who worked for the Company and/or its Subsidiaries during the six (6) months preceding termination of the Participant’s employment, to work for the Participant or the Participant’s new employer. For purposes of this section, “solicit” means: (i) Any comments, conduct or activity that would influence a customer’s decision to continue doing business with the Company and/or its Subsidiaries, regardless of who initiates contact; (ii) Any comments, conduct or activity that would influence an employee’s or independent contractor’s decision to resign employment with the Company and/or its Subsidiaries or accept employment with the Participant’s new company, regardless of who initiates contact. 3. State Specific Addendum. For Participants residing or working in the state(s) in Exhibit 1, the provisions in Paragraph 2 will be subject to state-specific law(s) as set forth in Exhibit 1 and as otherwise required by applicable law, which are incorporated into this Agreement. 4. Limitations on Confidentiality. The Participant understands that the foregoing confidentiality do not prohibit the Participant from providing truthful information in good faith to any federal or state governmental agency, entity or official investigating an alleged violation of federal or state law or regulation. Nothing in this Agreement prohibits the Participant from engaging in legally protected conduct, including reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Security and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Participant understands that the Participant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Participant also understands that if the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the trade secret to the Participant’s attorney and use the trade secret information in the court proceeding, if (a) the Participant files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order. 5. Certifications. By executing this Agreement, which includes the Restrictive Covenants set forth in this Appendix A, the Participant certifies that the Participant: (a) has not and will not use or disclose to the Company or its Subsidiaries any confidential information and/or trade secrets belonging to others, including the Participant’s prior employers; (b) will not use any prior inventions made by the Participant and which the Company and its Subsidiaries is not legally entitled to learn of or use; and (c) is not subject to any prior agreements that would prevent the Participant from fully performing the Participant’s duties for the Company and its Subsidiaries.

Exhibit 1 to Appendix A CALIFORNIA For Participants residing in California at the time of execution of this Agreement, Paragraphs 2.b and c of Appendix A and Paragraph 10(s) of this Agreement will not apply. COLORADO Paragraph 2.b does not apply unless the Participant who, at the time the covenant not to compete is entered and at the time it is enforced, earns an annualized amount equal to $112,500 as of 2023 (which is adjusted on a yearly basis). Paragraph 2.c does not apply unless the Participant who, at the time the covenant not to solicit is entered and at the time it is enforced, earns an annualized amount equal to $67,500 as of 2023 (which is adjusted on a yearly basis). DISTRICT OF COLUMBIA The District’s Ban on Non-Compete Agreements Amendment Act of 2020 limits the use of non-compete agreements. It allows employers to request non-compete agreements from highly compensated employees, as that term is defined in the Ban on Non-Compete Agreements Amendment Act of 2020, under certain conditions. The Company has determined that the Participant is a highly compensated employee. For more information about the Ban on Non- Compete Agreements Amendment Act of 2020, contact the District of Columbia Department of Employment Services (DOES). Paragraph 2.b does not apply to Participants earning less than $154,650 in 2024. This amount may increase each calendar year in an amount equal to the Consumer Price Index for All Urban Consumers in the Washington Metropolitan Statistical Area adjusted to the nearest whole dollar. GEORGIA If Participant resides in Georgia, Paragraph 2.c shall apply in the United States, which the Participant agrees is a reasonable geographic territory in which the Company does business. ILLINOIS Paragraph 2.b applies only if the Participant’s actual or expected annualized rate of earnings exceeds $75,000 per year (which statutorily increases every five years). Paragraph 2.c applies only if the Participant’s actual or expected rate of earnings exceeds $45,000 per year (which statutorily increases every five years). LOUISIANA For Participants who perform work in Louisiana, Paragraphs 2.b and 2.c shall only apply to the parishes where the Participant performs work.

MAINE For Participants residing in Maine at the time of execution of this Agreement, Paragraph 2.b does not take effect until 6 months after the date this Agreement was signed, or the Participant has been employed with the Company for 12 months, whichever is later. MARYLAND Paragraph 2.b does not apply if the Participant earns equal to or less than (a) $15 per hour; or (b) $31,200 annually. MASSACHUSETTS For Participants working in Massachusetts, Paragraph 10(s) of this Agreement will not apply. Further, if the Company chooses to enforce the non-competition provisions set forth in Paragraph 2.b, then the Company will continue to pay the Participant at least 50% of the Participant’s highest annualized base salary paid by the Company to the Participant within the 2 years preceding the Participant’s termination during the period described in Paragraph 2.b. The restriction set forth in Paragraph 2.b will not apply if the Participant is involuntarily terminated without cause. MINNESOTA For Participants working in Minnesota, Paragraph 2.b will not apply. NEVADA Paragraph 2.b does not apply if the Participant is paid solely on an hourly wage basis, exclusive of any tips or gratuities. NEW HAMPSHIRE Paragraph 2.b does not apply if the Participant earns an hourly rate less than or equal to 200 percent of the federal minimum wage. NORTH DAKOTA For Participants residing in North Dakota at the time of execution of this Agreement, Paragraphs 2.b and c will not apply. OKLAHOMA For Participants residing in Oklahoma at the time of execution of this Agreement, Paragraph 2.b will not apply and Paragraph 2.c(1) will only apply to the extent that Paragraph prohibits the Participant from directly soliciting the sale of goods, services or a combination of goods and services from the established customers of the Company.

OREGON For Participants residing in Oregon at the time of execution of this Agreement, the Company shall provide a copy of this Agreement to the Participants at least two weeks before the Participant is subject to the Agreement. The Company also must provide the Participant a signed, written copy of the Agreement within 30 days after the date of termination of the Participant’s employment with the Company. Paragraph 2.b shall only apply if the total amount of the Participant’s annual gross salary and commissions, calculated on an annual basis, at the time of the Participant’s termination exceeds $100,533, adjusted annually for inflation pursuant to the Consumer Price Index for All Urban Consumers, West Region (All Items), as published by the Bureau of Labor Statistics of the United States Department of Labor immediately preceding the calendar year of the Participant's termination. VIRGINIA Paragraph 2.b does not apply if a Participant whose average weekly earnings, calculated by dividing the Participant’s earnings during the period of 52 weeks immediately preceding the date of termination of employment by 52, or if a Participant worked fewer than 52 weeks, by the number of weeks that the Participant was actually paid during the 52-week period, are less than the average weekly wage of the Commonwealth as determined pursuant to subsection B of § 65.2- 500 of the Code of Virginia. WASHINGTON For Participants residing in Washington, Paragraph 10(s) of the Agreement will not apply. Further, if Participant’s employment is terminated as the result of a layoff, and the Company chooses to enforce the non-competition provisions set forth in Paragraph 2.b, then the Company will continue to pay the Participant’s base salary for the duration of the period described in Paragraph 2.b, less any earnings the Participant has received from the Participant’s then-current employer. Paragraph 2.b shall only apply if the Participant’s earnings, when annualized, exceed $100,000 per year, to be adjusted for inflation. NO RESTRICTIONS ON RIGHT TO PRACTICE LAW Paragraph 2 will not prohibit a Participant from engaging in the practice of law, and will be interpreted to comply with the American Bar Association Model Rule 5.6 and/or any applicable state counterpart.

Appendix B ADDENDUM TO THE PERFORMANCE SHARE AGREEMENT FOR PARTICIPANTS OUTSIDE THE UNITED STATES In addition to the terms of the Plan and the Agreement, the Performance Shares are subject to the following additional terms, conditions and provisions (this “Non-U.S. Addendum”). All capitalized terms as contained in this Non-U.S. Addendum shall have the same meaning as set forth in the Plan and/or the Agreement. Pursuant to Section 10(m) of the Agreement, if the Participant works or resides in a country reflected in this Non-U.S. Addendum or transfers residence and/or employment or service to a country reflected in this Non-U.S. Addendum, the special terms, conditions and provision for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms, conditions and provisions is necessary for legal or administrative reasons (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). BRAZIL Compliance with the Law. By accepting the Performance Shares, the Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax- Related Items. Nature of Grant. This provision supplements Section 9 (“Nature of Grant”) of the Agreement: By accepting the Performance Shares, the Participant agrees that (i) the Participant is making an investment decision and (ii) the value of the underlying Shares is not fixed and may increase or decrease over the vesting period without compensation to the Participant. MEXICO Plan Document Acknowledgement By accepting the Performance Shares, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement, including this Non-U.S. Addendum, which the Participant has reviewed. The Participant acknowledges further that he or she accepts all the provisions of the Plan and the Agreement, including this Non-U.S. Addendum. The Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 9 (“Nature of Grant”) in the Agreement, which clearly provides as follows: (1) The Participant’s participation in the Plan does not constitute an acquired right; (2) The Plan and the Participant’s participation in it are offered by the Company on a wholly discretionary basis;

(3) The Participant’s participation in the Plan is voluntary; and (4) No member of the Company group is responsible for any decrease in the value of any Shares acquired at vesting and settlement of the Performance Shares. Labor Law Policy and Acknowledgment By accepting the Performance Shares, the Participant expressly recognizes that the Company, with registered offices at 3 Overlook Point, Lincolnshire, Illinois 60069, United States of America, is solely responsible for the administration of the Plan and that the Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between the Participant and the Company, as the Participant is participating in the Plan on a wholly commercial basis and his or her sole employer is Zebra Technologies Enterprise de Mexico, S. de R.L. de C.V. (“Zebra Mexico”), located at Jose Vasconcelos 105 int 201 Piso 2, Col Hipodromo Condesa, Cuauhtemoc, Ciudad de Mexico, DF, 06170, Mexico. Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Participant and the employer, Zebra Mexico, and do not form part of the employment conditions and/or benefits provided by Zebra Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment. The Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Participant’s participation at any time without any liability to the Participant. Finally, the Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to the Company, and its subsidiaries, branches, representative offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise. Spanish Translation Reconocimiento del Documento del Plan Al aceptar las Unidades de Acciones Restringidas (Performance Shares, por sus siglas en inglés), el Participante reconoce que ha recibido una copia del Plan, el Anuncio de la Subvención y el Acuerdo, con inclusión de este Anexo A, que el Participante ha revisado. El Participante reconoce, además, que acepta todas las disposiciones del Plan, el Anuncio de la Subvención, y en el Acuerdo, incluyendo este Anexo A. El Participante también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 9 (“Naturaleza de la Subvención”) del Acuerdo, que claramente dispone lo siguiente: (1) La participación del Participante en el Plan no constituye un derecho adquirido;

(2) El Plan y la participación del Participante en el Plan se ofrecen por la Compañía en su discrecionalidad total; (3) Que la participación del Participante en el Plan es voluntaria; y (4) La Compañía y sus Empresas Matrices, Subsidiarias y Afiliadas no son responsables de ninguna disminución en el valor de las acciones adquiridas al conferir las Performance Shares. Política Laboral y Reconocimiento Al aceptar las Performance Shares, el Participante expresamente reconoce que la Compañía, con sus oficinas registradas y ubicadas en 3 Overlook Point, Lincolnshire, Illinois 60069, United States of America, es la única responsable por la administración del Plan y que la participación del Participante en el Plan y en su caso la adquisición de Acciones no constituyen una relación de trabajo entre el Participante y la Compañía, ya que el Participante participa en el Plan en un marco totalmente comercial y su único patrón es Zebra Technologies Enterprise de Mexico, S. de R.L. de C.V. (“Zebra Mexico”), ubicado en Jose Vasconcelos 105 int 201 Piso 2, Col Hipodromo Condesa, Cuauhtemoc, Ciudad de Mexico, DF, 06170, Mexico. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el patrón, Zebra Mexico, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Zebra Mexico, y que cualquier modificación al Plan o su terminación no constituye un cambio o desmejora de los términos y condiciones de la relación de trabajo del Participante. Asimismo, el Participante reconoce que su participación en el Plan se ha resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna frente el Participante. Finalmente, el Participante por este medio declara que no se reserva ninguna derecho o acción en contra de la Compañía por cualquier compensación o daños y perjuicios en relación de las disposiciones del Plan o de los beneficios derivados del Plan, y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a la Compañía, y sus filiales, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales en relación con cualquier demanda que pudiera surgir. Securities Law Notification. The Performance Shares granted, and any Shares acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Performance Shares may not be publicly distributed in Mexico. These materials are addressed to the Participant because of the Participant’s existing relationship with the Company and any Subsidiary, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Zebra Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred. SINGAPORE Securities Law Notification. The Performance Shares are being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Hence, statutory liability under the SFA in relation to the content of prospectuses will not apply. The Participant should note that the Performance Shares are subject to section 257 of the SFA and hence the Performance Shares may not be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, unless such offer, sale or invitation is made (i) more than six (6) months from the Grant Date, (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA. In addition, the Participant understands that he or she is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Singapore through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq. Director Notification Requirement. If the Participant is a director, alternate director, substitute director or shadow director1 of a Singapore Subsidiary, the Participant must notify the Singapore Subsidiary in writing within two (2) business days of (i) becoming the registered holder of or acquiring an interest (e.g., Performance Shares, Shares, etc.) in the Company or any Subsidiary, or becoming an alternate director, substitute director or shadow director (as the case may be), whichever occurs last, or (ii) any change in a previously disclosed interest (e.g., sale of Shares). If the Participant is the chief executive officer (“CEO”) of a Singapore Subsidiary and the above notification requirements are determined to apply to the CEO of a Singapore Subsidiary, the above notification requirements also may apply to the Participant. UNITED KINGDOM Payment of Taxes. This provision supplements Section 4 of the Agreement: Without limitation to Section 4 of the Agreement, the Participant agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees 1 A shadow director is an individual who is not on the board of directors of the Singapore Subsidiary but who has sufficient control so that the board of directors of the Singapore Subsidiary acts in accordance with the directions or instructions of the individual.

to indemnify and keep indemnified the Company and, if different, the Employer against any Tax- Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf. Notwithstanding the foregoing, if the Participant is a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), the Participant understands that he or she may not be able to indemnify the Company for the amount of any income tax not collected from or paid by the Participant within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs, as it may be considered to be a loan and, therefore, it may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from the Participant by any of the means referred to in Section 4 of the Agreement. * * * *